PANDORA MEDIA, INC.
EMPLOYEE INDUCEMENT GRANT

NOTICE OF RESTRICTED STOCK UNIT GRANT

[Participant Name]

You have been granted a number of restricted stock units (the “RSUs”), each representing one share of Common Stock of Pandora Media, Inc. (the “Company”) (the “Shares”), as follows:
Date of Grant:     [Grant Date]
Total Number of RSUs Granted:    [Number of Shares Granted]
Grant Number: [Client Grant ID]

Vesting/Exercise Schedule:	Except as set forth in this Notice, so long as your Continuous Service Status continues, the RSUs shall vest in accordance with the following schedule:
[Vesting Date/Quantity]

Termination of Relationship:	In the event of the termination of your Continuous Service Status for any reason, all unvested RSUs subject to this Notice shall be forfeited.
The RSUs are being granted to you as an “employment inducement award” under NYSE Rule 303A.08, outside of the Pandora Media, Inc. 2011 Equity Incentive Plan (the “Plan”). Notwithstanding that the RSUs are being granted outside of the Plan, except as expressly provided otherwise, the RSUs will be governed in a manner consistent with the terms and conditions of the Plan.
By accepting these RSUs, you agree that these RSUs are governed by the terms and conditions of the Restricted Stock Unit Agreement attached hereto and incorporated by reference herein and that the RSUs will be governed in a manner consistent with the terms and conditions of the Plan.
In addition, you agree and acknowledge that your rights to any Shares underlying the RSUs will be earned only as you provide services to the Company or its affiliates over time and that nothing in this Notice or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company or any of its affiliates for any period of time, nor does it interfere in any way with your right or the right of the Company or its affiliates to terminate that relationship at any time, for any reason, with or without cause.

PANDORA MEDIA, INC.

[Signed Electronically]	By: /s/ Roger Lynch
[Participant Name]	Name: Roger Lynch
Title: CEO

PANDORA MEDIA, INC.

RESTRICTED STOCK UNIT AGREEMENT

1.    Grant of Restricted Stock Unit. Pandora Media, Inc., a Delaware corporation (the “Company”), hereby grants to you (“Participant”) the number of RSUs (each representing a share of Common Stock of the Company) set forth in the Notice of Restricted Stock Unit Grant (the “Notice”). The RSUs have been granted as an “employment inducement award” under NYSE Rule 303A.08, outside of the Pandora Media, Inc. 2011 Equity Incentive Plan (the “Plan”). Notwithstanding that the RSUs are being granted outside of the Plan, except as expressly provided otherwise, the RSUs will be governed in a manner consistent with the terms and conditions of the Plan, which is incorporated in this Agreement by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Notice or the Plan, as applicable. The terms and conditions of this Restricted Stock Unit Award Agreement (this “Agreement”), to the extent not controlled by the terms and conditions contained in the Plan, are as follows:
1.Vesting. The RSUs shall become vested on the vesting schedule set forth in the Notice, subject to Participant remaining in Continuous Service Status on the applicable vesting date.
2.    Forfeiture of Unvested RSUs. Immediately upon termination of Participant’s employment for any reason (including death or disability), any unvested RSUs shall be forfeited without consideration.
3.    Conversion into Common Stock. Shares will be issued on the applicable vesting date (or, to the extent not administratively feasible, as soon as practicable thereafter). As a condition to such issuance, Participant shall have satisfied his or her tax withholding obligations as specified in this Agreement and shall have completed, signed and returned any documents and taken any additional action that the Company deems appropriate to enable it to accomplish the delivery of the Shares. In no event will the Company be obligated to issue a fractional share. Notwithstanding the foregoing, (i) the Company shall not be obligated to deliver any Shares during any period when the Company determines that the conversion of a RSU or the delivery of shares hereunder would violate any federal, state or other applicable laws and/or may issue shares subject to any restrictive legends that, as determined by the Company’s counsel, is necessary to comply with securities or other regulatory requirements, and (ii) the date on which shares are issued may include a delay in order to provide the Company such time as it determines appropriate to address tax withholding and other administrative matters.

4.    Tax Treatment. Any withholding tax liabilities (whether as a result of federal, state or other law and whether for the payment and satisfaction of any income tax, social security tax, payroll tax, or payment on account of other tax related to withholding obligations that arise by reason of the RSUs) incurred in connection with the RSUs becoming vested and Shares issued, or otherwise incurred in connection with the RSUs, may be satisfied in any of the following manners determined by the Committee (and the Committee may with notice to Participant require any of the following methods): (i) by the sale by Participant of a number of Shares that are issued under the RSUs, which the Company determines is sufficient to generate an amount that meets the tax withholding obligations plus additional Shares to account for rounding and market fluctuations, and payment of such tax withholding to the Company, and such Shares may be sold as part of a block trade with other participants of the Plan; (ii) with the consent of the Committee in its discretion, by the Company withholding a number of Shares that would otherwise be issued under the RSUs that the Company determines have a fair market value equal to the minimum amount of taxes that the Company concludes it is required to withhold under applicable law; or (iii) by payment by Participant to the Company in cash or by check an amount equal to the minimum amount of taxes that the Company concludes it is required to withhold under applicable law. Participant hereby authorizes the Company to withhold such tax withholding amount from any amounts owing to Participant to the Company and to take any action necessary in accordance with this paragraph.
Notwithstanding the foregoing, Participant acknowledges and agrees that he or she is responsible for all taxes that arise in connection with the RSUs becoming vested and Shares being issued or otherwise incurred in connection with the RSUs, regardless of any action the Company takes pursuant to this Section.
5.    Restrictions on Transfer. Participant understands and agrees that the RSUs may not be sold, given, transferred, assigned, pledged or otherwise hypothecated by the holder.
6.    Certificates. Certificates, transfer agent book entries or other evidence of ownership as determined by the Company issued in respect of the Shares shall, unless the Committee otherwise determines, be registered in the name of Participant. The stock certificate, if any, shall carry such appropriate legends, and such written instructions shall be given to the Company transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933, any state securities laws or any other applicable laws.
7.    No Stockholder Rights. Participant will have no voting or other rights as the Company’s other stockholders with respect to the Shares until issuance of the Shares.
8.    No Employment/Service Rights. Neither this Agreement nor the grant of the RSUs hereby confers on Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes in any way with the right of the Company or any Subsidiary to determine the terms of Participant’s employment or service.

9.    Entire Agreement; Terms of Plan, Interpretations. Participant acknowledges that he or she has received and reviewed a copy of the Plan. This Agreement (including the Notice) contains the entire understanding of the parties hereto in respect of the subject matter contained herein. This Agreement together with the Plan supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof. This Agreement and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling. All interpretations or determinations of the Committee and/or the Board shall be binding and conclusive upon Participant and his or her legal representatives on any question arising hereunder.
10.    Section 409A. This Agreement is intended to be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and shall be interpreted and construed accordingly. Notwithstanding any other provision in this Agreement (including the Notice), to the extent any payments hereunder constitute nonqualified deferred compensation, within the meaning of Section 409A, then (a) to the extent this Agreement provides for the RSUs to become vested and be settled upon Participant’s termination of Participant’s Continuous Service Status, the RSUs shall be settled upon Participant’s “separation from service” (within the meaning of Section 409A) and (b) if Participant is a specified employee (within the meaning of Section 409A) as of the date of Participant’s separation from service, each such payment that is payable upon Participant’s separation from service and would have been paid prior to the six-month anniversary of Participant’s separation from service, shall be delayed until the earlier to occur of (i) the six-month anniversary of Participant’s separation from service and (ii) the date of Participant’s death.